[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.4
AMENDMENT TO DISTRIBUTION AGREEMENT BY AND BETWEEN ZELTIQ AESTHETICS, INC. and ADVANCE MEDICAL INC.
This Amendment (“Amendment”) to the Distribution Agreement, dated effective as of March 18, 2011 (the “Agreement”) by and between Zeltiq Aesthetics, Inc., a company incorporated under the laws of Delaware (“Zeltiq”) and ADVANCE Medical, Inc., a company incorporated under the laws of Delaware (“Distributor”), is made and entered into effective as of February 27, 2012. Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Agreement.
RECITALS
WHEREAS, Distributor and Zeltiq wish to make certain amendments to the Agreement, as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, Distributor and Zeltiq agree to amend the Agreement as follows:

1.	Amendment to Section 1. Section 1 of the Agreement is hereby amended by:
(a)    deleting in the first sentence of subsection (h) the word “and” immediately preceding roman numerate (ii) and replacing it with a comma, and adding in the first sentence of subsection (h) after the “(“UM”))” the phrase “and (iii) BIOGEN” and
(b)    deleting the last sentence of subsection (h) and replacing it as follows:
“Distributor agrees that Zeltiq has the right to revoke the ability of Distributor to appoint and use any subdistributor to market, sell and distribute the Products in the event of to (i) any breach of the agreement by Distributor or subdistributor; (ii) Distributor's or subdistributor's violation of any applicable law or regulatory requirement; (iii) engagement by Distributor or subdistributor in any unlawful activity; (iv) subdistributor's or its designees' sale, advertising, solicitation or other activity in competition with the Products or (v) any conduct by Distributor or subdistributor that reflects negatively on the reputation, usefulness, or acceptance of Zeltiq or the Products.”

2.	Amendment to Section 2. Section 2 of the Agreement is hereby amended by deleting subsection (d) in its entirety and replacing it as follows:
“(d) Quarterly Quota. Each calendar quarter during the Term of this Agreement, Distributor shall purchase a minimum quantity of Products equal to the amounts set forth on Exhibit A, Section 3 (the “Quarterly Quota”) based upon the then current Purchase Prices (as defined below). If Distributor fails to meet the Quarterly Quota for any calendar quarter, Zeltiq may, upon written notice to Distributor, at Zeltiq's option, either convert Distributor's exclusive rights in the Territory to non exclusive rights for the remainder of the Term or terminate this Agreement in accordance with Section 6(b).”

3.	Amendment to Section 4. Section 4 of the Agreement is hereby amended by:
(a)     deleting the period at the end of the second sentence of subsection (b) and replacing it as follows:
“; provided, however, that any increase in the Purchase Price shall be equal to or less than the then average increase in Product prices offered to all other Zeltiq distributors.” and
(b)    deleting subparagraph (f) in its entirety and replacing it as follows:
[ * ]

4.	Amendment to Section 6. Section 6 of the Agreement is hereby amended by:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)    deleting the first sentence of subparagraph (a) and replacing it as follows:
“The Term shall commence on the Effective Date and shall continue through December 31, 2018, unless terminated earlier under the provisions of this Section 6 (the “Initial Term”).”;
(b)    deleting the first sentence of subparagraph (d) and replacing it as follows:
“If Zeltiq undergoes a Change of Control (as defined below) at any time, then the acquirer of or successor in interest in Zeltiq shall assume all of the obligations and liabilities under this Agreement unless otherwise mutually agreed in writing by such acquirer or successor and Distributor.” and

(c)	deleting the last sentence of subparagraph (d) and replacing it as follows:
“The term “Change of Control” shall mean, with respect to any party, such party's direct or indirect acquisition by, or merger into, a third party, the sale of all or substantially all of the assets of such party, or a transaction pursuant to which the owners or shareholders of such party that hold more than fifty percent (50%) of such party's equity or other ownership interest prior to the transaction cease to own at least fifty percent (50%) of such interest after the transaction; provided that a Change of Control shall not include any private equity buyout of such party or its shareholders principally for financial purposes or any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by such party or any successor or indebtedness of such party is cancelled or converted or a combination thereof.”

5.	Amendment to Exhibit A. Exhibit A to the Agreement is hereby amended by:
(a)    adding the words “and Mexico” after the words “Exclusive: Brazil” under the heading “TERRITORY” in Section 1;
(b)    adding a footnote to the end of the table in Section 2 as follows:
[ * ] and
(c)    deleting Section 3 in its entirety and replacing it as follows:
“3. Quarterly Quota

Calendar Year	Q1	Q2	Q3	Q4	Total
2012	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
2013	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
2014	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
2015	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
2016	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
2017	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
2018	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

6.
In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall govern. In the event of a conflict between the Confidentiality Agreement by and between Zeltiq and Distributor and this Amendment, the terms of the Confidentiality Agreement shall govern.

7.	Except as and to the extent specifically modified, amended or supplemented hereby, the Agreement shall remain in full force and effect.
[Signatures appear on next page]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have caused this Amendment to be signed in their respective names by their duly authorized representatives as of the date first above written.

Distributor: Advance Medical Inc. By:/s/ Fred Aslan Authorized Signature FRED ASLAN/CEO Printed Name/Title 2/27/2012 Date	Zeltiq: Zeltiq Aesthetics, Inc. By: /s/ Josh Brumm Authorized Signature JOSH BRUMM/CFO Printed Name/Title 2/27/2012 Date